                                                                  EXHIBIT 10.67

                          FOURTEENTH AMENDMENT TO THE
                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                              WEEKS REALTY, L.P.



     This Fourteenth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (this "Amendment") is entered into as of November 6, 1998, by and among Weeks GP Holdings, Inc., a Georgia corporation (the "General Partner"), AEW Targeted Securities Fund, L.P., a Delaware limited partnership ("AEW Fund"), and Weeks LP Holdings, Inc., a Georgia corporation, solely in its capacity as holder of the Series A Preferred Partnership Units. All capitalized terms used herein shall have the meanings given to them in the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated October 30, 1996, as amended by the First Amendment to the Partnership Agreement dated November 1, 1996, the Second Amendment to the Partnership Agreement dated December 31, 1996, the Third Amendment to the Partnership Agreement dated January 31, 1997, the Fourth Amendment to the Partnership Agreement dated August 1, 1997, the Fifth Amendment to the Partnership Agreement dated October 7, 1997, the Sixth Amendment to the Partnership Agreement dated October 27, 1997, the Seventh Amendment to the Partnership Agreement dated December 30, 1997 and effective as of August 1, 1997, the Eighth Amendment to the Partnership Agreement dated January 9, 1998, the Ninth Amendment to the Partnership Agreement dated January 20, 1998, the Tenth Amendment to the Partnership Agreement dated April 3, 1998, the Eleventh Amendment to the Partnership Agreement dated May 26, 1998, the Twelfth Amendment to the Partnership Agreement dated June 3, 1998, and the Thirteenth Amendment to the Partnership Agreement dated August 7, 1998 (the "Partnership Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Partnership Agreement.

     WHEREAS, pursuant to that certain Securities Purchase Agreement dated the date hereof by and among AEW Fund, Weeks and the Partnership (the "Securities Purchase Agreement"), AEW Fund desires to contribute $33,862,500 to the Partnership in exchange for partnership interests in the Partnership as set forth herein;

     WHEREAS, pursuant to the Securities Purchase Agreement, AEW Fund desires to contribute $1,137,500 million to Weeks in exchange for a warrant which represents the right to purchase either (i) 1,046,729 shares of Common Stock or
(ii) 1,400,000 shares of Series A Preferred Stock;

     WHEREAS, Weeks will contribute the proceeds from the warrant, either through the General Partner or Weeks LP, or both, to the Partnership in exchange for a reciprocal warrant issuable to Weeks; and

     WHEREAS, as provided in Section 9.3 of the Partnership Agreement, the General Partner is authorized to cause the Partnership to issue additional interests in the Partnership in exchange for such contribution.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Contribution.
          ------------

     AEW Fund hereby contributes to the Partnership $33,862,500 million as a contribution to the capital of the Partnership.

     2.   Issuance of Series C Preferred Partnership Units; Rights.
          --------------------------------------------------------

     In consideration of the contribution to the Partnership pursuant to Section 1 hereof, the Partnership hereby issues to AEW Fund 1,400,000 Series C Preferred Partnership Units (as defined herein). Exhibit S to the Partnership Agreement,
                                        ---------
attached hereto, is hereby inserted into the Partnership Agreement. AEW Fund hereby agrees that it shall not have any rights with respect to the "Rights" provided for in Section 11.1 and Exhibit B-1 to the Partnership Agreement.

     3.   Definitions.
          -----------

     In addition to those terms defined in the Partnership Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, inserted into the Partnership Agreement and applied to the terms used in the Partnership Agreement and in this Amendment:

          "AEW Warrant" means the right to purchase (i) an aggregate of
           -----------
     1,046,729 shares of Common Stock or (ii) an aggregate of 1,400,000 shares of Series A Preferred Stock pursuant to the terms of that certain Warrant dated November 6, 1998 issued by Weeks."

          "Series C Preferred Partnership Unit" means a Partnership Unit issued
           -----------------------------------
     by the Partnership to AEW Fund in consideration of the contribution by AEW Fund to the Partnership of $24.1875. The Series C Preferred Partnership Units shall constitute Preferred Partnership Units. The Series C Preferred Partnership Units shall have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit S,
                                                                     ---------
     attached hereto.

     In addition, the definition of "Liquidation Preference Amount" appearing in
Article I of the Partnership Agreement is hereby deleted in its entirety and the following definition is inserted in its place:

          "Liquidation Preference Amount" means, with respect to any Preferred
           -----------------------------
     Partnership Unit, the amount payable with respect to such Preferred Partnership Unit

     (as established by the instrument designating such Preferred Partnership Units) upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, or upon the earlier redemption of such Preferred Partnership Units, as the case may be, other than accrued and unpaid quarterly distributions in arrears.

     4.   Allocations and Other Tax and Accounting Matters.
          ------------------------------------------------

     Exhibit F to the Partnership Agreement is hereby deleted in its entirety
     ---------
and Exhibit F attached hereto is hereby inserted in its place.
    ---------

     5.   Admission.  AEW Fund is hereby admitted to the Partnership as a
          ---------
Limited Partner, effective as of the date hereof, and AEW Fund hereby agrees to be bound by the terms of the Partnership Agreement.

     6.   Exhibits to Partnership Agreement.
          ---------------------------------

     The General Partner shall maintain the information set forth in Exhibit A
                                                                     ---------
to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time
                             ---------
to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such Exhibit A. In addition to the issuance of Series C Preferred Partnership Units
---------
pursuant to this Amendment, such information shall reflect (and Exhibit A shall
                                                                ---------
be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to any Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

     7.   Miscellaneous.  This Amendment shall be governed by and construed in
          -------------
conformity with the laws of the State of Georgia. For the purposes of the notice provisions of the Partnership Agreement, the address of AEW Fund is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              GENERAL PARTNER:

                              WEEKS GP HOLDINGS, INC.,
                              a Georgia corporation


                              By: ___________________________________
                                  Name:
                                  Title:


                              LIMITED PARTNER:

                              AEW TARGETED SECURITIES FUND, L.P.,
                              a Delaware limited partnership

                              By: AEW TSF, L.L.C., a Delaware limited liability

                                  By: AEW TSF, INC., a Delaware corporation,


                                      By: ___________________________
                                          Name:
                                          Title:

                                          Address: 225 Franklin Street
                                                   Boston, MA 02109
                                                   Attn: AEW TSF, Inc.

                                   SOLELY IN ITS CAPACITY AS HOLDER OF THE
                                   SERIES A PREFERRED PARTNERSHIP UNITS:

                                   LIMITED PARTNER:

                                   WEEKS LP HOLDINGS, INC.,
                                   a Georgia corporation


                                        By:_____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F
                                                                       ---------


                              WEEKS REALTY, L.P.

                                  ALLOCATIONS

      Section 1.    Allocation of Net Income and Net Loss.
                    -------------------------------------

              (a)   Net Income. After giving effect to the special allocations
                    ----------
     set forth in Section 2 hereof, Net Income for any fiscal year or other applicable period shall be allocated in the following manner and order of priority:

               (1) To the General Partner until the cumulative allocations of Net Income under this Section 1(a)(1) equal the cumulative Net Losses allocated to the General Partner under Section 1(b)(5) hereof.

               (2) To those Partners who have received allocations of Net Loss under Section 1(b)(4) hereof until the cumulative allocations of Net Income under this Section 1(a)(2) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

               (3) To the Partners holding Preferred Partnership Units until the cumulative allocations of Net Income under this Section 1(a)(3) equal the cumulative allocations of Net Loss to such Partners under Section 1(b)(3) hereof (such allocation of Net Income being in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

               (4) To those Partners who have received allocations of Net Loss under Section 1(b)(2) hereof until the cumulative allocations of Net Income under this Section 1(a)(4) equal such cumulative allocations of Net Loss (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

               (5) To the Partners until the cumulative allocations of Net Income under this Section 1(a)(5) equal the cumulative allocations of Net Loss to such Partners under Section 1(b)(1) hereof (such allocation of Net Income to be in proportion to the cumulative allocations of Net Loss under such section to each such Partner).

               (6) Any remaining Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests as holders of Common Partnership Units.

               (b)  Net Losses. After giving effect to the special allocations
                    ----------
     set forth in Section 2 hereof, Net Losses shall be allocated to the Partners as follows:

               (1) To the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests as holders of Common Partnership Units, except as otherwise provided in this
               Section 1(b).

               (2) To the extent that an allocation of Net Loss under Section 1(b)(1) would cause a Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit of such Partner), such Net Loss shall instead be allocated to those Partners who hold Common Partnership Units, if any, for whom such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit. Solely for purposes of this Section 1(b)(2), the Adjusted Capital Account Deficit, in the case of those Partners who also hold Preferred Partnership Units, shall be determined without regard to the amount credited to such Partners' Capital Accounts for the aggregate Liquidation Preference Amount attributable to such Preferred Partnership Units, and in the case of a Principal or a Principal-Controlled Partnership, shall be determined without regard to such Partner's deficit Capital Account restoration obligation under Section 8.7(b) of the Partnership Agreement. The Net Loss allocated under this Section 1(b)(2) shall be allocated among the Partners who may receive such allocation in proportion to their respective Percentage Interests in Common Partnership Units.

               (3) Any remaining Net Loss shall be allocated to the holders of Preferred Partnership Units in accordance with their respective Percentage Interests as holders of Preferred Partnership Units to the extent that such allocation of Net Loss would not cause or increase an Adjusted Capital Account Deficit of such Partners.

               (4) Any remaining Net Loss shall be allocated to the Principals and the Principal-Controlled Partnerships in accordance with their respective Percentage Interests in Common Partnership Units; provided that if, after the death of a Principal, the
                      -------------
               estate of such Principal or any Principal-Controlled Partnership with respect to such Principal elects pursuant to Section 8.7(c) of the Partnership Agreement to eliminate or reduce its deficit Capital Account restoration obligation under Section 8.7(b) of the Partnership Agreement, Net Losses shall not be allocated to such Partner to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (or would increase any existing Adjusted Capital Account Deficit of such Partner) as of the end of such taxable year, and instead shall be allocated to those Principals and Principal-Controlled Partnerships as to whom the foregoing limitation does not apply.

               (5) Any remaining Net Loss shall be allocated to the General Partner.

  Section 2.   Special Allocations.  Notwithstanding any provisions of paragraph
               -------------------
1 of this Exhibit F, the following special allocations shall be made in the
          ---------
following order:

     (a)  Minimum Gain Chargeback (Nonrecourse Liabilities).  If there is a net
          -------------------------------------------------
decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of certain conversions or refinancings of Partnership indebtedness, certain capital contributions, or certain revaluations of Property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (b)  Minimum Gain Attributable to Partner Nonrecourse Debt.  If there is a
          -----------------------------------------------------
net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Sections 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said sections of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

     (c)  Qualified Income Offset.  In the event any Partner unexpectedly
          -----------------------
receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Partner has an Adjusted
                          -  -    -       -
Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
                  -

     (d)  Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal year or
          ----------------------
other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests in Common Partnership Units.

     (e)  Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any
          ------------------------------
fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulations Sections 1.704-2(b)(4) and (i)(1)).

     (f)  Curative Allocations.  The Regulatory Allocations (as hereinafter
          --------------------
defined) shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under Sections 1 and 2 of this Exhibit F shall be equal to the net amount that would have been
        ---------
allocated to each Partner if the Regulatory Allocations had not occurred. This paragraph (f) is intended to minimize, to the extent possible and to the extent necessary, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean all the allocations provided under this Section 2 other than paragraphs (f), (g), (h) and (i).

     (g)  Priority Allocation With Respect To Preferred Partnership Units.  All
          ---------------------------------------------------------------
or a portion of the remaining items of Partnership gross income or gain for the Partnership fiscal year, if any, shall be specially allocated to the holders of the outstanding Series A Preferred Partnership Units and Series C Preferred Partnership Units (the "Preferred Unit Holders") in an amount equal to the excess, if any, of the cumulative distributions received by the Preferred Unit Holders pursuant to Section 6.2(i) of the Partnership Agreement, as amended, for the current Partnership fiscal year and all prior Partnership fiscal years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to the Preferred Unit Holders under this Section 2(g) for all prior Partnership fiscal years. Such allocations shall be made in proportion to relative excess amounts determined for each such holder. Solely for purposes of making the required allocation under this Section 2(g) in the fiscal year in which the Partnership is liquidated, the amount of any accrued but unpaid distributions in arrears in respect of the Preferred Partnership Units (determined in accordance with the relevant provisions of Exhibit R and Exhibit S to the Agreement) shall be
                       ---------     ---------
treated as having been distributed to the Preferred Unit Holders immediately prior to such liquidation under Section 6.2(i) hereof.

     (h)  Special Additional Priority Allocations With Respect to Series C
          ----------------------------------------------------------------
Preferred Partnership Units.  In addition to the priority allocations set forth
---------------------------
in paragraph (g), the following allocations shall be made only in the taxable years as specified in this Section 2(h), and shall be made prior to making the allocations in Section 2(g), and in the following priority:

          (A) Items of Partnership gross income or gain for the Partnership fiscal year shall be specially allocated to the holder of the outstanding Series C Preferred Partnership Units until the cumulative allocations under this Section 2(h)(A) equal the difference between the aggregate Liquidation Preference Amounts with respect to such Units and the amount contributed to the Partnership with respect to such Units.



          (B) If the Series C Preferred Partnership Units are redeemed pursuant to Section 5(a) or 5(b) or put pursuant to Section 6 of Exhibit S to this
                                                             ---------
     Agreement, additional items of Partnership gross income or gain for the Partnership fiscal year shall be specially allocated to the holder of the redeemed Series C Preferred Partnership Units until such holder's Capital

     Account balance equals (i) if the Series C Preferred Partnership Units are redeemed pursuant to Section 5(b) or put pursuant to Section 6, the Liquidation Preference Amount, plus the amount of any accrued but unpaid quarterly distributions (the "Target Balance"), and (ii) if the Series C Preferred Partnership Units are redeemed pursuant to Section 5(a), the sum of (X) the Target Balance, plus (Y) if the AEW Warrant has not been exercised on or before the Expiration Date of the AEW Warrant (as defined therein), the Target Balance with respect to the Series C Preferred Partnership Units redeemed, multiplied by the following applicable percentage based on the time of redemption of such Units:

     Redemption on or after November 6,              Percentage
     ----------------------------------              ----------
                 2003                                    4%
                 2004                                    3%
                 2005                                    2%
                 2006                                    1%
                 2007                                    0%

          (C) If the Series C Preferred Partnership Units are redeemed pursuant to Section 5(c) of Exhibit S to this Agreement, additional items of
                        ---------
     Partnership gross income or gain for the Partnership fiscal year shall be specially allocated to the holder of the redeemed Series C Preferred Partnership Units until such holder's Capital Account balance equals the sum of (i) the Target Balance, plus (ii) the Target Balance with respect to the Series C Preferred Partnership Units redeemed, multiplied by the following applicable percentage based on the time of redemption of such
     Units:

     Redemption on or after November 6,               Percentage
     ----------------------------------               ----------
                 1998                                    10%
                 1999                                     9%
                 2000                                     8%
                 2001                                     7%
                 2002                                     6%

          (D) The priority allocations provided by this paragraph (h) shall only be made with respect to: (i) any fiscal year, or portion thereof, in which a Redemption Date or Exchange Date falls (as defined in Exhibit S to
                                                                   ---------
     this Agreement); (ii) solely with respect to the allocation provided by paragraph (h)(A) above, the fiscal year in which the partnership interest of a holder of Series C Preferred Partnership Units is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (iii) any fiscal year immediately prior to any of the fiscal years referenced in clauses (i) and (ii) to the extent that the Exchange Date, the Redemption Date or liquidating distributions occur on or before the due date (not including extensions) for filing the Partnership's federal income tax return for such prior fiscal year.

     (i)  Allocation of Nonrecourse Liabilities.  The "excess nonrecourse
          -------------------------------------
liabilities" of the Partnership (as defined in Regulations Section 1.752-3(a)(3)) shall be allocated among the Partners in proportion to their respective interests in Common Partnership Units.

Section 3.     Tax Allocations.
               ----------------

       (a)     Generally. Subject to paragraphs (b) and (c) hereof, items of
               ---------
income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

       (b)     Sections 1245/1250 Recapture. If any portion of gain from the
               ----------------------------
sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

       (c)     Allocations Respecting Section 704(c) and Revaluations.
               ------------------------------------------------------
Notwithstanding paragraph (b) hereof, Tax Items with respect to Property that is subject to Code Section 704(c) and/or Regulation Section 1.704-1(b)(2)(iv)(f)
                                                                           -
(collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. Specifically, the allocation of all Section 704(c) Tax Items shall be made in accordance with the "traditional method" set forth in Regulation Section 1.704-3(b)(1) and thus shall be subject to the ceiling rule stated in said section of the Regulations.

       (d)     Return of Capital Determination. For purposes of computing the
               -------------------------------
return on the capital of the holder of Series C Preferred Partnership Units, the capital of a holder of the Series C Preferred Partnership Units attributable to each such Unit shall be treated as returned (x) when the Unit is redeemed by the Partnership or (y) to the extent that the Partnership has distributed with respect to such Unit an amount that exceeds the cumulative quarterly distributions accrued thereon, plus the difference between $25 and the amount contributed to the Partnership with respect to such Unit. Such return of capital determination is solely for the internal tax accounting purposes of the holders of the Series C Preferred Partnership Units and shall not in any way affect the distributions to the Partners under this Agreement or the allocations of Net Profit, Net Loss and other items under this Exhibit F.
                                            ---------

                                   EXHIBIT S
                                   ---------


                              WEEKS REALTY, L.P.

        DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
                  QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS

     The following are the terms of the Series C Preferred Partnership Units established pursuant to this Amendment:

     8. NUMBER. The maximum number of authorized units of the Series C Preferred Partnership Units shall be 1,400,000.

     9. RELATIVE SENIORITY. In respect of rights to receive distributions (as provided in Section 3 below), the Series C Preferred Partnership Units shall rank (a) senior to any class or series of Partnership Units of the Partnership ranking, as to the payment of distributions, junior to the Series C Preferred Partnership Units (collectively, "Junior Partnership Units"), and (b) on a parity with any class or series of Partnership Units of the Partnership if the holders of such class or series of Partnership Units and the Series C Preferred Partnership Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up (taking into account the effects of allocations of Net Profits, Net Losses and other items) in proportion to their respective amounts of accrued and unpaid distributions per unit or liquidation preferences, without preference or priority one over the other, whether or not the distribution rates, distribution payment dates, liquidation preferences or redemption prices per unit thereof are different from those of the Series C Preferred Partnership Units (collectively, "Parity Partnership Units"). The Series A Preferred Partnership Units are Parity Partnership Units with the Series C Preferred Partnership Units, and all Common Partnership Units shall rank junior to Preferred Partnership Units as to rights to receive distributions and rights upon liquidation, dissolution or winding up of the Partnership. Upon liquidation, dissolution or winding up of the Partnership, the holders of the Series A Preferred Partnership Units and Series C Preferred Partnership Units shall be entitled to such distributions as are provided in Section 8.2 of this Agreement, taking into account the required allocations of Net Profits, Net Losses and other items to the Partners as provided in Exhibit F to this Agreement. Nothing contained in Exhibit F or
            ---------                                         ---------
Exhibit S to this Agreement shall prohibit the Partnership from issuing
---------
additional Partnership Units which are Parity Partnership Units with the Series C Preferred Partnership Units.

     10.  QUARTERLY DISTRIBUTIONS.

          1. The holder of the then outstanding Series C Preferred Partnership Units shall be entitled to receive, when, as and if declared by the General Partner out of funds legally available therefor, cumulative distributions at the rate of $2.00 per unit per year, payable in equal amounts of $.50 per unit (plus the amount of any accrued but unpaid distributions from prior periods) quarterly in cash on the last day of each January, April, July and October or, if not a Business Day (as hereinafter defined), the next succeeding Business Day. Quarterly distributions shall begin to accrue and shall be fully cumulative from the first date on which the pertinent units of the Series C Preferred Partnership Units are issued and sold and shall first be payable on January 31, 1999 (each such payment date being hereafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Quarterly Distribution Period"). Quarterly distributions shall be payable to holder of record as it appears in the records of the Partnership at the close of business on the applicable record date (the "Record Date"), which shall be the 15th day of the calendar month in which the applicable Quarterly Distribution Date falls on or such other date designated by the General Partner for the payment of quarterly distributions that is not more than 50 nor less than 10 days prior to such Quarterly Distribution Date. The amount of any quarterly distribution payable for any Quarterly Distribution Period shorter than a full Quarterly Distribution Period shall be prorated and computed on the basis of the actual number of days in such period on the basis of a 360-day year of twelve 30-day months. Quarterly distributions paid on the Series C Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such units shall be allocated pro rata on a per unit basis among all such units at the time outstanding.

              "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York or Atlanta, Georgia are authorized or required by law, regulation or executive order to close.

          2. The amount of any quarterly distributions accrued on any Series C Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, plus an amount equivalent to interest at the rate of eight percent (8%) per annum compounded quarterly in arrears on any accrued and unpaid quarterly distributions accrued to and including the most recent prior Quarterly Distribution Date. The amount of quarterly distributions accrued on any Series C Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount equivalent to interest at the rate of eight percent (8%) per annum compounded quarterly in arrears on any accrued and unpaid quarterly distributions accrued to and including the most recent prior Quarterly Distribution Date, and plus an amount calculated on the basis of the quarterly distribution rate of $.50 per unit for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on the actual number of days in such period on the basis of a 360-day year of twelve 30-day months.

          3. Except as provided herein, the Series C Preferred Partnership Units will not be entitled to any quarterly distributions in excess of full cumulative quarterly distributions as described above and shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any quarterly distribution payment or payments on the Series C Preferred Partnership Units which may be in arrears, except as otherwise provided herein.

          4. Any quarterly distribution payment made on the Series C Preferred Partnership Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such units which remains payable.

          5. No quarterly distributions on the Series C Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series C Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

          6. So long as any Series C Preferred Partnership Units remain outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Partnership Units for any period unless full cumulative quarterly distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Partnership Units for all Quarterly Distribution Periods terminating on or prior to the distribution payment date for such class or series of Parity Partnership Units. When quarterly distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon Series C Preferred Partnership Units and all distributions declared upon any other class or series of Parity Partnership Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series C Preferred Partnership Units and accumulated and unpaid on such Parity Partnership Units.

          7. So long as any Series C Preferred Partnership Units remain outstanding, no distributions (other than distributions paid solely in units of, or options, warrants or rights to subscribe for or purchase, Junior Units) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Units made for purposes of any employee incentive or benefit plan of the Partnership or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (i) the full cumulative quarterly distributions on all outstanding Series C Preferred

     Partnership Units shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Quarterly Distribution Periods with respect to the Series C Preferred Partnership Units and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the quarterly distribution for the current Quarterly Distribution Period with respect to the Series C Preferred Partnership Units.

     11.   LIQUIDATION RIGHTS.

           1. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holder of the Series C Preferred Partnership Units then outstanding shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its Partners, before any payment or distribution shall be made on any Junior Units, the amount of $25.00 per unit, plus accrued and unpaid quarterly distributions thereon, plus an amount equivalent to interest at the rate of eight percent (8%) per annum compounded quarterly in arrears on any accrued and unpaid quarterly distributions accrued to and including such liquidation date; provided, however, that in no event shall such amount exceed such holder's Capital Account balance on the date of such distribution.

           2. Neither a consolidation nor a merger of any other entity into or with the Partnership or Weeks, nor a statutory share exchange by Weeks shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof. A sale, transfer or conveyance of all or substantially all of the property or business of the Partnership shall be deemed to be a dissolution, liquidation or winding up for the purposes hereof.

     12.   REDEMPTION.

           1. OPTIONAL REDEMPTION. On and after November 6, 2003, the Partnership may, at its option, redeem at any time all, but not part, of the Series C Preferred Partnership Units at a price per unit equal to the Redemption Price (as defined below). For purposes of this Section 5(a), and for purposes of Sections 5(b) and 5(c), the "Redemption Price" shall equal the portion of the Capital Account balance of the holder of such Units attributable to such Units, as determined after taking into account all contributions and distributions, to and including the date fixed for redemption (the "Redemption Date"), as well as all allocations of Net Profit, Net Losses and other items to such holder with respect to the portion of the fiscal year ending on the Redemption Date (including without limitation the allocations provided by Sections 2(g) and 2(h) of Exhibit F
                                                                      ---------
     to this Agreement, to the extent applicable to the type of redemption involved). The Redemption Price shall be paid to the holder of the Series C Preferred Partnership Units (X) if the Current Per Share Market Price is less than or equal to the Common Stock Exercise Price (as defined in the AEW Warrant), in cash, or (Y) if the Current Per Share Market Price is greater than the Common Stock Exercise Price (as defined in the AEW Warrant), in cash, or at the option of the Partnership, in a number of shares of Common Stock equal to (i) the aggregate Redemption

     Price to be paid by the Partnership, divided by (ii) the Current Per Share Market Price. In addition, if an additional amount of income or gain is allocated or allocable to the holder of the Series C Preferred Partnership Units pursuant to Section 2(h)(B)(ii)(Y) of Exhibit F to this Agreement,
                                                 ---------
     then on the Expiration Date of the AEW Warrant (as defined therein), an additional cash payment shall be paid to such holder in the amount of such allocation.

          2. REDEMPTION FOLLOWING EXERCISE OF THE AEW WARRANT. If the AEW Warrant is exercised for shares of Common Stock and the Series C Preferred Partnership Units have not previously been redeemed, the Partnership may, at its option, redeem, on or before the 30th day following the exercise of the AEW Warrant, all, but not part, of the Series C Preferred Partnership Units at the Redemption Price per unit, and such Redemption Price shall be paid to the holder in cash, or at the option of the Partnership, in a number of shares of Common Stock equal to (i) the aggregate Redemption Price to be paid by the Partnership for such Series C Preferred Partnership Units, divided by (ii) the Current Per Share Market Price. If the AEW Warrant is exercised for shares of Series A Preferred Stock, the Series C Preferred Partnership Units have not previously been redeemed, and the exercise price is paid for by the holder in cash, the Partnership may, at its option, redeem, on or before the 30th day following the exercise of the AEW Warrant, all, but not part, of the Series C Preferred Partnership Units at the Redemption Price per unit, and such Redemption Price shall be paid to the holder in cash.

          3. REDEMPTION FOLLOWING CERTAIN CONSOLIDATIONS OR MERGERS OF THE PARTNERSHIP WITHIN FIVE YEARS. If, prior to November 6, 2003, (i) the Partnership shall effect or consummate a consolidation with or a merger of the Partnership with or into another entity, and the surviving entity is not taxed as a partnership for federal income tax purposes, and (ii) the AEW Warrant has not been exercised on or before the date of the consummation of such transaction (the "Merger Date"), the Partnership shall redeem on the Merger Date, all, but not part, of the Series C Preferred Partnership Units at the Redemption Price per unit. The Redemption Price shall be paid to the holder of the Series C Preferred Partnership Units in cash, or at the option of the Partnership, in a number of shares of Common Stock equal to (i) the aggregate Redemption Price to be paid by the Partnership, divided by (ii) the Current Per Share Market Price.

          4.  PROCEDURES OF REDEMPTION.

              (1) Notice of redemption will be mailed by the Partnership to the holder of the Series C Preferred Partnership Units to be redeemed not less than 5 days nor more than 30 days prior to the Redemption Date at the address set forth in the Partnership's records. Any notice mailed in the manner provided herein shall be conclusively presumed to have been given on the date mailed whether or not the holder received the notice. In addition to any information required by law, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; and
          (c) that distributions on the units to be redeemed will cease to accumulate on the Redemption Date.

              (2) If notice has been mailed in accordance with subparagraph (1) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Partnership, separate and apart from its other funds in trust for the benefit of the holder of the Series C Preferred Partnership Units so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, distributions on the Series C Preferred Partnership Units so called for redemption shall cease to accumulate, and said units shall no longer be deemed to be outstanding and shall not have the status of Series C Preferred Partnership Units and all rights of the holder thereof as a partner of the Partnership (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the Series C Preferred Partnership Units so redeemed, such Series C Preferred Partnership Units shall be redeemed by the Partnership at the Redemption Price.

              (3) Any funds deposited with a bank or trust company for the purpose of redeeming Series C Preferred Partnership Units shall be irrevocably deposited except that:

                    (a) the Partnership shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holder of any Series C Preferred Partnership Units redeemed shall have no claim to such interest or other earnings; and

                    (b) any balance of monies so deposited by the Partnership
               and unclaimed by the holder of the Series C Preferred Partnership Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Partnership, and after any such repayment, the holder of the units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

              (4) Unless full accumulated distributions on all Series C Preferred Partnership Units and any other class or series of Parity Partnership Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Quarterly Distribution Periods and the then current Quarterly Distribution Period, no Series C Preferred Partnership Units or Parity Partnership Units shall be redeemed or purchased or otherwise acquired directly or indirectly; provided, however, that the foregoing provision shall not restrict or otherwise adversely affect the rights of the holder of the Series C Preferred Partnership Units under Section 6 hereof.

               (5) If the Redemption Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid on the Redemption Date to the holder in whose name the Series C Preferred Partnership Units to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Distribution Date.

     13.  PUT RIGHTS.

          1.  EXERCISE OF PUT RIGHT.   The holder of the Series C Preferred
     Partnership Units shall have the right, at its option, to put (the "Put Right") to the Partnership at any time all, but not part, of the Series C Preferred Partnership Units at a price per unit (the "Put Price") equal to the portion of the Capital Account balance of the holder of such Units attributable to such Units, as determined after taking into account all contributions and distributions, to and including the date fixed for such exchange (the "Exchange Date"), as well as all allocations of Net Profit, Net Losses and other items to such holder with respect to the fiscal year in which the Exchange Date falls (including without limitation the allocations provided by Sections 2(g) and 2(h) of Exhibit F to this
                                                       ---------
     Agreement, to the extent applicable to the exchange). The Put Price shall be paid to the holder, at the option of the Partnership, in (i) cash, or
     (ii) a number of shares of Common Stock equal to either (x) the aggregate Put Price to be paid by the Partnership divided by the Current Per Share Market Price, if the Current Per Share Market Price is greater than $33.4375 per share (the "Put Exchange Price"), or (y) 1,046,729 shares of Common Stock, if the Current Per Share Market Price is less than or equal to the Put Exchange Price (the "Put Share Exchange Rate").

          2.  PROCEDURES OF PUT RIGHT.

              (1) The Put Right shall terminate at the close of business on (i) the Redemption Date set pursuant to Section 5 hereof, or (ii) if the Partnership shall so elect and state in the notice of redemption, the date on which the Partnership irrevocably deposits with a designated bank or trust company money sufficient to pay, on the Redemption Date, the Redemption Price, unless the Partnership shall default in making payment of the amount payable upon such redemption.

              (2) In order to exercise the Put Right, the holder of the Series
          C Preferred Partnership Units shall mail notice of the exercise of such right to the Partnership not less than 5 days nor more than 30 days prior to the Exchange Date and shall surrender to the Partnership the units to be exchanged on the Exchange Date. If the Exchange Date is after a Record Date and before the related Quarterly Distribution Date, the distribution payable on such Quarterly Distribution Date shall be paid on the Exchange Date to the holder in whose name the Series C Preferred Partnership Units to be exchanged are registered at the close of business on such Record Date notwithstanding the exchange thereof between such Record Date and the related Quarterly Distribution Date.

              (3) The Put Share Exchange Rate shall be adjusted from time to time as follows:

                  (i) In case Weeks shall, after the date of original issuance ofthe Series C Preferred Partnership Units, (A) pay an extraordinary dividend or make an extraordinary distribution on its Common Stock in shares of its Common Stock, (B) subdivide or split its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Put Share Exchange Rate in effect immediately prior thereto shall be adjusted so that the holder of any Series C Preferred Partnership Units thereafter surrendered for exchange shall be entitled to receive the number of shares of Common Stock of Weeks which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such units been surrendered for exchange immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause (i) shall become effective immediately after the close of business on the record date for determination of shareholders entitled to receive such extraordinary dividend or extraordinary distribution in the case of an extraordinary dividend or extraordinary distribution (except as provided in subparagraph (6) below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification.

                  (ii) No adjustment in the Put Share Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least 1%; provided, however, that any adjustments
                                        --------  -------
               which by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subparagraph
               (3) shall be made to the nearest 1/100th of a share (with .005 of a share being rounded upward).

               (4) Whenever the Put Share Exchange Rate is adjusted in accordance with subparagraph (3), the Put Exchange Price shall be adjusted by multiplying such Put Exchange Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon exchange immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable upon exchange immediately thereafter.

               (5) In any case in which subparagraph (3) above provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for exchange occurs after such record date but before the occurrence of such event, the Partnership may defer until the actual occurrence of such event (i) issuing to the holder of the Series C Preferred Partnership Units surrendered for exchange the additional shares of Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the Common Stock issuable upon such exchange before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.

               (6) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of Weeks and the investment of additional optional amounts in shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Put Share Exchange Rate in case of the issuance of any stock of Weeks in a reorganization, acquisition, stock sale or other similar transaction except as specifically set forth in Section 11. If any action or transaction would require adjustment of the Put Share Exchange Rate pursuant to more than one provision, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

               (7) Subject to the provision of Section 12(a), Weeks shall not take any action which results in adjustment of the number of shares of Common Stock issuable upon exchange of Series C Preferred Partnership Units if the total number of shares of Common Stock issuable after such action upon exchange of the Series C Preferred Partnership Units then outstanding, together with the total number of shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized under Weeks' Articles of Incorporation. Subject to the foregoing, Weeks shall take all such actions as it may deem reasonable under the circumstances to provide for the issuance of such number of shares of Common Stock as would be necessary to allow for the exchange from time to time, and taking into account adjustments as herein provided, of the outstanding Series C Preferred Partnership Units in accordance with the terms and provisions of Weeks' Articles of Incorporation.

     14. VOTING RIGHTS. Except as required by law, the holder of the Series C Preferred Partnership Units shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners; provided, however that so long as the Series C Preferred Partnership Units remain outstanding, the Partnership will not, without the affirmative vote or consent of the holder of the Series C Preferred Partnership Units, (i) authorize or create a class or series of Partnership Units ranking prior to the Series C Preferred Partnership Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up (taking into account the effects of allocations of Net Profits, Net Losses and other items), (ii) amend, alter or repeal the provisions of the Partnership Agreement so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Partnership Units (provided that the amendment of the provisions of the Partnership Agreement so as to authorize or create or to increase the authorized amount of any class of Units that are not senior in any respect to the Series C Preferred Partnership Units, or any Parity Partnership Units, shall not be deemed to adversely affect the rights, preferences, privileges or voting power of the Series C Preferred Partnership Units); or (iii) effect or consummate a consolidation with or a merger of the Partnership with or into another entity, unless each Series C Preferred Partnership Unit (x) shall remain outstanding without a material and adverse change to its terms and rights or (y) shall be converted into or exchanged for preferred units of the surviving entity having preferences, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption thereof identical to that of a Series C Preferred Partnership Unit (except for changes that do not materially and adversely affect the holder of Series C Preferred Partnership Units). The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Partnership Units shall have been redeemed or called for redemption pursuant to Section 5 or 6 hereof and sufficient funds shall have been deposited in trust to effect such redemption. Nothing contained in this Section 7 shall adversely affect the rights granted to AEW Fund pursuant to that certain Management Rights Letter (as defined in the Securities Purchase Agreement).

     15.  CONVERSION.   Except as otherwise set forth herein, the Series C
Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

     16. NO MATURITY. The Series C Preferred Partnership Units shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     17. RESTRICTIONS ON TRANSFER. The Series C Preferred Partnership Units may only be transferred in whole and not in part. The Series C Preferred Partnership Units are subject to the transfer restrictions set forth in Article IX of the Partnership Agreement. For this purpose, no Restricted Period shall apply with respect to the Series C Preferred Partnership Units, and the "Rights" applicable shall be the Put Right and the other provisions of Section 6 hereof.

     18.  PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS.   In
case of any consolidation of Weeks with, or merger of Weeks into, any other Person, any merger or consolidation of another Person into Weeks (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of the outstanding Common Stock by share exchange, or any sale or transfer of all or substantially all of the assets of Weeks, the Person formed by such consolidation or resulting from such merger or that acquires the outstanding Common Stock or such assets of Weeks as the case may be, shall execute and deliver to the holder of Series C Preferred Partnership Units an agreement providing that such holder shall have the rights provided herein, during the period such rights shall be exercisable (which shall be at least as long as the period for which such rights can be exercised pursuant to the terms hereof), to exercise such rights for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock for which such rights might have been exercised immediately prior to such consolidation, merger, share exchange, sale or transfer, assuming both that (a) such holder of shares of Common Stock is not a Person with which Weeks consolidated or into which Weeks merged or that merged into Weeks, or that acquired the outstanding Common Stock by share exchange, or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and that
(b) such holder does not exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or transfer (provided that if the
                                                         --------
kind or amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer is not the same for each share of Common Stock in respect of which such right of election, if any, is not exercised ("non-electing Share"), then for the purpose of this Section 11, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each non-electing Share shall be deemed to be the kind and amount so receivable per non-electing Share by a plurality of the non-electing Shares). Such agreement shall provide for adjustments that, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

     19.  GENERAL.

          a. All shares of Common Stock delivered upon exchange or redemption of the Series C Preferred Partnership Units will upon delivery be duly and validly issued and fully paid and nonassessable. Weeks covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting the exchange or redemption of the Series C Preferred Partnership Units, the full number of shares of Common Stock deliverable upon the exchange or redemption of all outstanding shares of Series C Preferred Partnership Units not theretofore exchanged or redeemed.

          b. In connection with the exchange or redemption of any Series C Preferred Partnership Units, fractions of such units may be converted; however, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exchange or redemption of the Series C Preferred Partnership Units. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the exchange or redemption of a share of Series C Preferred Partnership Units (or fraction thereof), the Partnership shall pay to the holder of such unit an amount in cash (computed to the nearest cent) equal to the Current Per Share Market Price immediately preceding the date of exchange or redemption multiplied by the fraction of a share of Common Stock represented by such fractional interest

          c. For purposes hereof, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of Weeks or any entity controlled by Weeks.

          d. Neither the General Partner nor the Partnership shall have any obligation or authority to redeem or exchange any Series C Preferred Partnership Units to the extent that issuance of shares of Common Stock would result (i) in the violation of the General Ownership Limit (as such term is defined in the Articles of Incorporation), (ii) would cause Weeks to fail the stock ownership test of Section 856(a)(6) of the Code, or (iii) would otherwise cause Weeks to fail to qualify as a REIT; provided that in any such case, the General Partner or the Partnership shall purchase for cash those Series C Preferred Partnership Units which may not be redeemed or exchanged with shares of Common Stock. Each holder shall provide to the General Partner such information as the General Partner may request regarding such holder's actual and constructive ownership of Common Stock and Preferred Stock (and of individuals, and entities related to such holder) in order for the General Partner to determine, in its sole discretion, whether an exchange or redemption of the Series C Preferred Partnership Units for shares of Common Stock would result in a violation of such restrictions.

          e. To the extent the Partnership issues shares of Common Stock, it shall obtain the necessary shares of Common Stock in exchange for the issuance of additional Partnership Interests to the General Partner, Weeks LP Holdings, or any combination thereof, as determined by the General Partner in its sole discretion, and the General Partner and/or Weeks LP Holdings may obtain the necessary shares of Common Stock from Weeks.

          f. Notwithstanding anything herein to the contrary, the General Partner, Weeks LP Holdings or any combination thereof (an "Assumer" or, collectively, the "Assumers") may, in the sole and absolute discretion of the General Partner, assume directly and satisfy the exercise of a redemption or exchange right by paying the holder of Series C Preferred Partnership Units the Redemption Price or Put Price, as applicable. In such event, the Assumers shall acquire the Series C Preferred Partnership Units and shall be treated for all purposes as the owner of such Series C Preferred Partnership Units, which shall be held by the Assumers in their respective existing capacities as general partner or Limited Partners, as the case may be. In the event the General Partner shall exercise the Assumers' right to satisfy a redemption or exchange right in the manner described in this paragraph, the Partnership shall have no obligation to pay any amount to such holder with respect to such holder's exercise of such right; provided, however, that the Partnership shall remain liable to the holder to the extent that any such holder's right is not fully satisfied; and each of the holder, the Partnership, and the Assumers shall treat the transaction between the Assumers and the holder as a sale of the holder's Series C Preferred Partnership Units to the Assumers for federal income tax purposes. To the extent the Assumers issue shares of Common Stock, they may obtain the necessary shares of Common Stock from Weeks. Each holder agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Stock.

          g. Redemption or exchange of Series C Preferred Partnership Units shall be accompanied by proper instruments of transfer and assignment for such Series C Preferred

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

     Partnership Units and by the delivery of (i) representations and warranties of (A) such holder with respect to its due authority to transfer all of the right, title and interest in and to such Series C Preferred Partnership Units and with respect to the status of the Series C Preferred Partnership Units being transferred, free and clear of all Liens, and (B) the Partnership or the Assumers, as applicable, with respect to due authority for the redemption or exchange of such Series C Preferred Partnership Units, and (ii) to the extent that shares of Common Stock are issued, (A) an opinion of counsel for Weeks, reasonably satisfactory to the holder(s), to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and nonassessable, and (b) a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the holder or its designee.

          h. The holder of Series C Preferred Partnership Units covenants and agrees that all such Partnership Units redeemed or exchanged shall be delivered free and clear of all Liens. Should any Liens exist or arise with respect to such Series C Preferred Partnership Units, neither the Assumers nor the Partnership shall be under any obligation to redeem or acquire the same unless, in connection therewith, the General Partner has elected to pay a portion of the Redemption Price or the Put Price, as applicable, in the form of the cash in circumstances in which such cash will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of the cash. The Partnership and the Assumers are expressly authorized to apply such portion of the cash as may be necessary to discharge such Lien in full. The holder further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Series C Preferred Partnership Units to the Partnership or the Assumers, such holder shall assume and pay such transfer tax.

          i. The rights of the holder of the Series C Preferred Partnership Units, in its capacity as a holder of the Series C Preferred Partnership Units, are in addition to and not in limitation on any other rights or authority of the holder of the Series C Preferred Partnership Units, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the holder of the Series C Preferred Partnership Units under the Partnership Agreement, other than in its capacity as a holder of the Series C Preferred Partnership Units.

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